Execution Version

STOCK PURCHASE AGREEMENT

THE SHARES OF COMMON STOCK SUBJECT TO THIS STOCK PURCHASE AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR “BLUE SKY” LAWS AND NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS: (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SHARES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SHARES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of October 1, 2013, by and among TRINITY PLACE HOLDINGS INC., a Delaware corporation (the “Company”), and the PURCHASERS listed in Exhibit A (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company desires to issue and sell to Purchasers, and Purchasers desire to purchase from the Company an offering of shares (the “Shares”) of Common Stock, par value $.01 per share, of the Company (the “Common Stock”) in a private placement transaction on the terms and conditions set forth herein (the “Offering”).

NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto do hereby agree as follows:

Article 1
PURCHASE AND SALE OF THE SHARES

Section 1.1           Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser, and each Purchaser will purchase from the Company the number of Shares set forth in Exhibit A opposite such Purchaser’s name, at $4.00 per Share, for an aggregate purchase price of $13,477,776.00 (the “Purchase Price”).

Article 2
CLOSING

Section 2.1           Closing. The closing (the “Closing”) of the purchase and sale of the Shares will take place at the offices of the Company, One Syms Way, Secaucus, New Jersey 07094, at 1 p.m., local time, on the first business day following the date on which all conditions to the Closing identified in Article 3 and Article 4 below have been satisfied or waived (other than such conditions that by their nature cannot be satisfied until the Closing, but subject to the satisfaction or waiver of such conditions), or on such other date as is mutually agreed upon by the Company and Purchasers (the date of the Closing, the “Closing Date”). The Closing may take place at another time or place as is mutually agreed upon by the Company and the Purchasers. At the Closing, the Company will register, in the books of the Company, in the name of each Purchaser, that number of Shares being purchased by such Purchaser in accordance with Exhibit A, against payment of each Purchaser’s pro rata share of the Purchase Price by wire transfer of such pro rata share of the Purchase Price in immediately available United States funds payable to the Company pursuant to the wire transfer instructions to be provided by the Company in writing. The amount of funds so wired by each Purchaser shall be calculated by multiplying the number of Shares to be purchased by such Purchaser by $4.00 and is specified opposite such Purchaser’s name in Exhibit A. At the Closing, the Shares shall be issued and held in book-entry form with the Company’s transfer agent and registered in the name of Purchasers, and within one (1) business day after the Closing Date, the transfer agent shall issue a Direct Registration System (DRS) statement evidencing that the Shares have been issued and are held in book-entry form.

Article 3
CONDITIONS TO THE OBLIGATIONS
OF PURCHASERS AT CLOSING

The obligation of each Purchaser to purchase and pay for the Shares at the Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, each of which may be waived by such Purchaser in its sole discretion:

Section 3.1           Representations and Warranties. The representations and warranties of the Company contained in this Agreement which are qualified as to materiality must be true and correct in all respects and the representations and warranties of the Company contained in this Agreement which are not qualified as to materiality must be true and correct in all material respects as of the date hereof and as of the Closing Date, in each case, with the same effect as though such representations and warranties were made at and as of the Closing Date, except to the extent that the representations and warranties relate to a specified date, in which case the representations and warranties must be true and correct in all respects or true and correct in all material respects, as the case may be, as of such date only.

Section 3.2           Performance of Covenants. The Company will have performed or complied with in all material respects all covenants and agreements required to be performed or complied with by it at or prior to the Closing pursuant to this Agreement.

Section 3.3           No Injunctions; etc. No court or governmental injunction, order or decree prohibiting the purchase and sale of the Shares will be in effect. There will not be in effect any law, rule or regulation prohibiting or restricting the sale or requiring any consent or approval of any individual, corporation, partnership, limited liability company, trust, association or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof (each, a “Person”) that has not been obtained to issue and sell the Shares to Purchasers.

Section 3.4           Closing Documents. The Company will have delivered to Purchasers the following:

(a)          a certificate of an officer of the Company certifying that the conditions in Sections 3.1 and 3.2 have been satisfied;

(b)          a certificate of the Secretary of the Company, dated as of the Closing Date, certifying (i) the attached copies of the Certificate of Incorporation and By-laws of the Company, (ii) the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the issuance of the Shares and (iii) the incumbency of the officers duly authorized to execute this Agreement and the other documents contemplated by this Agreement on behalf of the Company;

(c)          a certificate of the Secretary of State of the State of Delaware, dated no later than thirty (30) days prior to the Closing Date, to the effect that the Company is in good standing in the State of Delaware and that all annual reports, if any, have been filed as required and that all taxes and fees have been paid in connection therewith.

Section 3.5           Waivers and Consents. The Company will have obtained all consents and waivers of any Persons necessary to execute and deliver this Agreement and all related documents and agreements, to issue and deliver the Shares and to otherwise perform its obligations hereunder and under such related documents and agreements and all such consents and waivers will be in full force and effect.

Section 3.6           Amended and Restated Charter. The irrevocable written consents of the holder of the Series A Preferred Stock and the holders of shares of Common Stock sufficient to approve the amendment and restatement of the Certificate of Incorporation of the Company increasing the number of authorized shares of Common Stock and authorizing the share of Special Stock referenced below in Section 7.9, inter alia, such amendment and restatement substantially in the form attached hereto as Exhibit B (the “Restated Charter”), shall have been executed and delivered to the Company.

Section 3.7           Chief Executive Officer. Matthew Messinger (“Messinger”) shall have executed and delivered to the Company, and the Company shall have executed and delivered to Messinger, an agreement regarding Messinger’s employment or engagement as Chief Executive Officer of the Company (together with any RSU or other incentive compensation or other separate agreements executed in connection with Messinger’s employment, the “CEO Agreement”), with the CEO Agreement (which shall be in form and substance reasonably satisfactory to Purchasers) to become effective upon the Closing.

Article 4
CONDITIONS TO THE OBLIGATIONS
OF THE COMPANY AT CLOSING

The obligations of the Company to issue and sell the Shares to Purchasers at the Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, each of which may be waived by the Company in its sole discretion:

Section 4.1           Receipt of Purchase Price. The Company shall have received payment of the Purchase Price with respect to the Shares purchased hereunder.

Section 4.2           Representations and Warranties. The representations and warranties of Purchasers contained in this Agreement which are qualified as to materiality must be true and correct in all respects and the representations and warranties of Purchasers contained in this Agreement which are not qualified as to materiality must be true and correct in all material respects as of the date hereof and as of the Closing Date with the same effect as though such representations and warranties were made at and as of the Closing Date.

Section 4.3           No Injunctions; etc. No court or governmental injunction, order or decree prohibiting the purchase and sale of the Shares will be in effect. There will not be in effect any law, rule or regulation prohibiting or restricting the sale or requiring any consent or approval of any Person that has not been obtained to issue and sell the Shares to Purchasers.

Section 4.4           Amended and Restated Charter. The irrevocable written consents of the holder of the Series A Preferred Stock and the holders of shares of Common Stock sufficient to approve the Restated Charter shall have been executed and delivered to the Company.

Section 4.5           Chief Executive Officer. Messinger shall have executed and delivered to the Company, and the Company shall have executed and delivered to Messinger, the CEO Agreement, with the CEO Agreement to become effective upon the Closing.

Article 5
REPRESENTATIONS AND WARRANTIES OF PURCHASERS

Each Purchaser, jointly and severally, represents and warrants to the Company that:

Section 5.1           Accredited Investor. Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). Purchaser is purchasing the Shares to be issued to it hereunder for its own account or for the account of its customers, each of whom is an “accredited investor,” and not with a view toward, or for sale in connection with, any distribution thereof in violation of the registration requirements of the Securities Act. Purchaser does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Shares.

Section 5.2           No Brokers. No finder or broker has acted on behalf of Purchaser in connection with the purchase of the Shares by Purchaser or the consummation of this Agreement or any of the transactions contemplated hereby. Purchaser has not had any direct or indirect contact with any investment banking firm or similar firm (other than any such firm retained by Purchaser to advise Purchaser in connection with the transactions contemplated hereby or any such firm retained by the Company, including Houlihan Lokey) with respect to the offer of the Shares by the Company to Purchaser or Purchaser’s subscription for the Shares.

Section 5.3           Ability to Bear Risks of Investment. Purchaser confirms that it is able to (i) bear the economic risk of this investment and has reviewed the risk factors set forth in the Commission Documents (as defined in Section 6.4(b) below), (ii) hold the Shares for an indefinite period of time and (iii) bear a complete loss of Purchaser’s investment.

Section 5.4           Access to Information. Purchaser acknowledges that it has (i) been afforded access to the Commission Documents, including, without limitation, the risk factors set forth in the Fiscal Year 2012 10-K, this Agreement and all other materials furnished herewith; (ii) been afforded the opportunity to ask the questions it deemed necessary of representatives of the Company concerning the Company and the terms and conditions of the Offering; and (iii) been afforded the opportunity to request additional information concerning the Company as the Company possesses or can acquire without unreasonable effort or expense. The Company agrees that such access and opportunity shall in no way limit or modify the representations and warranties of the Company in Article 6 or the right of any Purchaser to rely on them, provided that Purchaser acknowledges and agrees that, other than the representations and warranties set forth in this Agreement, there are no other representations and warranties of the Company either express or implied.

Section 5.5           No General Solicitation. Purchaser did not (i) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available, with respect to the Shares or (ii) attend any seminar, meeting or investor or other conference whose attendees were, to Purchaser’s knowledge, invited by any general solicitation or general advertising with respect to the Shares.

Section 5.6           Investment Experience. Either by reason of Purchaser’s business or financial experience or the business or financial experience of its professional advisors (who are unaffiliated with and are not compensated by the Company or any “Affiliate” (as such term is defined in Rule 501 promulgated under the Securities Act) thereof, or finder or selling agent of the Company, directly or indirectly), Purchaser has the capacity to protect Purchaser’s interests in connection with the transactions contemplated by this Agreement.

Section 5.7           Organization, Good Standing, Authorization. Purchaser is a corporation, limited liability company, trust or partnership or other similar entity duly organized, validly existing and in good standing under the laws of its jurisdiction. Purchaser has full power and authority (corporate or otherwise) to execute, deliver and enter into this Agreement and to purchase the Shares to be issued to such Purchaser hereunder. The execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

Section 5.8           No Registration. Purchaser is aware that the Shares have not been registered under the Securities Act or any state or foreign securities or “blue sky” laws, that the Shares will be issued on the basis of the statutory exemption provided by Section 4(2) of the Securities Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities or “blue sky” laws, that the terms of the Offering have not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company’s reliance thereon is based, in part, upon the truth, completeness and accuracy of the representations made by Purchaser in this Agreement.

Section 5.9           No Short Positions. Neither Purchaser nor any Affiliate of Purchaser is party to any short position or hedge against any security or securities of the Company.

Article 6
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY

The Company represents and warrants to each Purchaser that, except as set forth in the Company Disclosure Schedules attached hereto:

Section 6.1           Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has no Subsidiaries (defined below) except for Filene’s Basement, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, which is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company and its Subsidiary has full corporate power and authority to own and hold its properties and to conduct its business as now being conducted and as described in the Commission Documents. Each of the Company and its Subsidiary is duly qualified to do business, and in good standing, in each jurisdiction in which the nature of its business requires such qualification or good standing, except for any failure to be so qualified or in good standing that would not result in any change or effect that is materially adverse to the business, results of operations, assets, liabilities, condition (financial or otherwise) or prospects of the Company and its Subsidiary, taken as a whole, or on its ability to perform its obligations under this Agreement or the validity or enforceability of this Agreement or the rights or remedies of the Purchaser hereunder (a “Material Adverse Effect”). “Subsidiary” means a Person in which the Company directly or indirectly owns more than fifty percent (50%) of the capital stock or other equity interests, has the power to elect a majority of the board of directors or similar governing body, or has the power to direct the business and policies.

Section 6.2           Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 20,000,000 shares of capital stock, divided into 19,999,998 shares of Common Stock, one share of Series A Preferred Stock, par value $.01 (the “Series A Preferred Stock”), and one share of Series B Preferred Stock, par value $.01 (the “Series B Preferred Stock”). As of the date hereof, (i) 16,630,554 shares of Common Stock are issued and outstanding, (ii) one share of Series A Preferred Stock is issued and outstanding, and (iii) one share of Series B Preferred Stock is issued and outstanding. As of the Closing Date, (i) 19,999,998 shares of Common Stock will be issued and outstanding, (ii) one share of Series A Preferred Stock will be issued and outstanding, and (iii) one share of Series B Preferred Stock will be issued and outstanding. Immediately following the effectiveness of the filing of the Restated Charter with the Delaware Secretary of State, the authorized capital stock of the Company will consist of 40,000,000 shares of capital stock, divided into 39,999,997 shares of Common Stock, one share of Series A Preferred Stock, one share of Series B Preferred Stock, and one share of Special Stock, par value $.01 (“Special Stock”), of which (i) 19,999,998 shares of Common Stock will be issued and outstanding, (ii) one share of Series A Preferred Stock will be issued and outstanding, (iii) one share of Series B Preferred Stock will be issued and outstanding and (iv) one share of Special Stock will be issued and outstanding, after taking into account the transactions contemplated by this Agreement.

All the outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights created by or through the Company. There are no options, warrants or other rights, convertible debt, agreements, arrangements or commitments of any character obligating the Company to issue or sell any shares of capital stock of or other equity interests in the Company or its Subsidiary, other than this Agreement with respect to the Shares and other than the obligation of the Company to grant to Messinger restricted stock units covering an aggregate of up to 2,178,570 shares of Common Stock in accordance with the terms and conditions of the CEO Agreement. Except as disclosed in the Company Disclosure Schedules, there are no holders or beneficial owners of securities of the Company having rights to registration thereof who have not waived such rights with respect to the registration of Shares being issued pursuant to this Agreement.

Section 6.3           Corporate Power, Authorization; Enforceability. The Company has full corporate power and authority to execute, deliver and enter into this Agreement and to consummate the transactions contemplated hereby. Except as disclosed in the Company Disclosure Schedules, all action on the part of the Company, its directors or stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of the Company’s obligations hereunder has been taken. The Shares to be purchased and issued on the Closing Date have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and will be free and clear of all taxes, liens, claims, encumbrances, options, mortgages, charges, pledges and security interests of any kind whatsoever (collectively, “Liens”), other than any Liens arising out of any agreements, actions or omissions of a Purchaser that will attach upon such Purchaser’s receipt of such Shares and other than restrictions imposed by this Agreement and applicable securities laws. No preemptive or other rights to subscribe for or purchase equity securities of the Company exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

Section 6.4           Financial Statements and Commission Filings; Undisclosed Liabilities.

(a)          Included in the Company’s Annual Report on Form 10-K for the year ended March 2, 2013, as amended (the “Fiscal Year 2012 10-K”), are true and complete copies of the audited consolidated statements of net assets (the “Statements of Net Assets”) of the Company as of March 2, 2013 and February 25, 2012, the related audited consolidated statement of changes in net assets for the period October 29, 2011 to March 2, 2013, and the related audited consolidated statements of operations, shareholders’ equity and cash flows for the period February 27, 2011 to October 29, 2011 and for the fiscal year ended February 26, 2011 (collectively, the “Year-End Financial Statements”), accompanied by the report of BDO USA LLP, the Company’s independent auditor. Included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 1, 2013 are true and complete copies of the condensed consolidated statements of net assets of the Company as of June 1, 2013 and March 2, 2013, and the related condensed consolidated statement of changes in net assets of the Company for the period March 2, 2013 to June 1, 2013 (the “Interim Financial Statements,” and together with the Year-End Financial Statements, the “Financial Statements”). The Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied, and as of their respective dates, fairly present, in all material respects, the consolidated net assets and changes in consolidated net assets of the Company and its Subsidiary and the results of its operations as of the time and for the periods indicated therein. The Financial Statements have been prepared and are in accordance with the accounting books and records of the Company and its Subsidiary.

(b)          The Company has filed all reports, forms, statements and other documents, including all amendments and supplements thereto, required to be filed with or submitted to the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act and the Exchange Act of 1934 (the “Exchange Act”), or the applicable rules and regulations thereunder, at any time on or after September 14, 2012, (as the documents may have been amended since the time of their filing, the “Commission Documents”) and each such Commission Document has been made available to the Purchaser either by physical or electronic delivery or via the Commission’s EDGAR System. As of their respective filing dates, each Commission Document complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder applicable to the Commission Documents, and no Commission Document contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with then applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

(c)          Since March 2, 2013, the Company, including its Subsidiary, has not incurred any liabilities or obligations of any nature, whether or not accrued, absolute, contingent or otherwise, other than liabilities (i) disclosed in the Commission Documents, (ii) adequately provided for in the Statements of Net Assets or disclosed in any related notes thereto, (iii) not required under GAAP to be reflected in the Statements of Net Assets or disclosed in any related notes thereto, (iv) incurred pursuant to this Agreement, or (v) incurred in the ordinary course of business.

(d)          The Company maintains internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, and effected by the Company’s Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission.

Section 6.5           No Material Adverse Changes. Since March 2, 2013, except as disclosed in the Commission Documents or the Company Disclosure Schedules, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Section 6.6           Absence of Certain Developments. Except as contemplated by this Agreement or disclosed in the Commission Documents or the Company Disclosure Schedules, since March 2, 2013, through the date immediately preceding the Closing Date, each of the Company and its Subsidiary has not (a) issued any stock, options, bonds or other corporate securities, (b) discharged or satisfied any lien or adverse claim or paid any obligation or liability (absolute, accrued or contingent), other than current liabilities shown on the Statements of Net Assets and current liabilities incurred in the ordinary course of business, (c) declared or made any payment or distribution of cash or other property to the stockholders of the Company or purchased or redeemed any of its securities, (d) mortgaged, pledged or subjected to any Lien or adverse claim any of its properties or assets, except for Liens for taxes not yet due and payable or otherwise in the ordinary course of business, (e) suffered any extraordinary losses or waived any rights of material value, (f) made any capital expenditures or commitments therefor other than in the ordinary course of business and in accordance with budgeted reserves, (g) suffered any damages, destruction or casualty loss, whether or not covered by insurance, affecting any of its properties or assets which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (h) made any material change in the nature or operations of its business, or (i) entered into any agreement or commitment to do any of the foregoing.

Section 6.7           No Conflicts or Consents.

(a)          The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in the violation of any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) result in any violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court, governmental or self–regulatory authority to or by which the Company or its properties or assets are bound, or (iii) conflict with, or result in a breach or violation of, any of the terms or provisions of, constitute (with due notice or lapse of time or both) a default under, or give to others any rights of termination, amendment, acceleration or cancellation of any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement to which the Company or its Subsidiary is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any Lien upon any of the properties or assets of the Company or its Subsidiary, except in the cases of clauses (ii) and (iii) above, for such conflicts, breaches, violations, defaults or Liens as would not reasonably be expected to result individually or in the aggregate, in a Material Adverse Effect.

(b)          No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or any other Person remains to be obtained or is otherwise required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, the issue and sale of the Shares, except filings as may be required to be made by the Company after the Closing with (i) the Commission, (ii) state, “blue sky” or other securities regulatory authorities, and (iii) the Delaware Secretary of State, and except such consents and approvals of a Person other than a governmental authority as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

Section 6.8           Litigation. Except as disclosed in the Commission Documents or the Company Disclosure Schedules and except for objections and other litigation with respect to (i) the claims allowance and resolution process in the bankruptcy cases captioned In re Filene’s Basement, LLC, et. al. and (ii) any claim, as defined in 11 U.S.C. § 101(5), against any of the Debtors in such cases, there are no claims, actions, suits, investigations or proceedings pending or, to the Company’s knowledge, threatened against the Company or its Subsidiary, their respective assets or any of the Company’s or its Subsidiary’s officers or directors, at law or in equity, by or before any governmental authority or arbitrator or by or on behalf of any third-party, except such claims, actions, suits, investigations or proceedings that would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

Section 6.9           No Default or Violation. Except as disclosed in the Company Disclosure Schedules, neither the Company nor its Subsidiary is (i) in default in any material respect under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under) any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound or (ii) in violation in any material respect of any material order, decree or judgment of any court, arbitrator or governmental body.

Section 6.10         Environmental Matters. Except as disclosed in the Company Disclosure Schedules, each of the Company and its Subsidiary has obtained all material permits, licenses and other authorizations which are required to conduct its business under United States federal, state and local laws relating to pollution or protection of the environment, including laws related to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic material or wastes into ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes (“Environmental Laws”). Each of the Company and its Subsidiary is in compliance with all terms and conditions of such required permits, licenses and authorizations and is also in full compliance with all other applicable limitations, restrictions, conditions and requirements contained in the Environmental Laws, except as disclosed in the Company Disclosure Schedules and except for such failures to comply as would not reasonably be expected to have a Material Adverse Effect. The Company is not aware of, nor has the Company received notice of, any events, conditions, circumstances, actions or plans which may interfere with or prevent continued compliance or which would give rise to any liability under any Environmental Laws, except as disclosed in the Company Disclosure Schedules and except such noncompliance or liabilities as would not reasonably be expected to have a Material Adverse Effect.

Section 6.11         Properties. The Company (including through its Subsidiary) has good and marketable title to all of the properties and assets reflected as owned by it in the Commission Documents, subject to no Lien except (i) those, if any, reflected in the Commission Documents or (ii) those which are not material in amount. The Company (including through its Subsidiary) has valid leasehold interests in the properties reflected as leased by it in the Commission Documents, subject to no Lien except (i) those, if any, reflected in the Commission Documents or (ii) those which are not material in amount.

Section 6.12         Insurance. The Company maintains insurance of the types, against such losses and in the amounts and with such insurers as are customary for similarly situated companies in the Company’s industry and otherwise reasonably prudent, including, but not limited to, insurance covering all real property owned or leased by the Company, including its Subsidiary, against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

Section 6.13         Compliance. Except as disclosed in the Company Disclosure Schedules, each of the Company and its Subsidiary is in compliance in all material respects with all applicable laws and regulations and all material orders of, and agreements with, any governmental, or self–regulatory authority applicable to it or any of its properties or assets. Each of the Company and its Subsidiary has all permits, certificates, licenses, approvals and other authorizations required under applicable laws and regulations or necessary in connection with the conduct of its business, except as disclosed in the Company Disclosure Schedules and except where the failure to have such permits, certificates, licenses, approvals and other authorizations would not have a Material Adverse Effect. Notwithstanding anything to the contrary in this Section 6.13, this Section 6.13 will not apply to subject matters that are addressed by any of Section 6.1, Section 6.3, Section 6.4, Section 6.7, Section 6.9, Section 6.10, Section 6.14, or Section 6.15, which matters are controlled by such Sections without duplication with this Section 6.13.

Section 6.14         Taxes. Each of the Company and its Subsidiary has timely filed or obtained extensions for filing of all material federal, state, local and foreign income, excise, franchise, real estate, sales and use and other tax returns heretofore required by any law to which it is bound to be filed by it. All material federal, state, county, local, foreign or other income taxes which have become due or payable by the Company or its Subsidiary (collectively, “Taxes”), have been paid in full or are adequately provided for in accordance with GAAP on the financial statements of the Company. No Liens arising from or in connection with Taxes have been filed and are currently in effect against the Company or its Subsidiary, except for Liens for Taxes which are not yet due. No audits or investigations are pending or, to the knowledge of the Company, threatened, with respect to any tax returns or Taxes of the Company.

Section 6.15         ERISA. Except in each case as disclosed in the Commission Documents, the Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations promulgated or issued thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations promulgated or issued thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

Section 6.16         Labor Disputes. Except as disclosed in the Company Disclosure Schedules, the Company is not involved in any material labor dispute with its employees nor is any such dispute, to the Company’s knowledge, threatened or imminent.

Section 6.17         Private Offerings. Neither the Company nor any Person acting on its behalf has offered or sold the Shares by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act. The Company has not sold the Shares to anyone other than the Purchasers designated in this Agreement. Each Share certificate shall bear substantially the same legend set forth in Article 9 hereof for at least so long as required by the Securities Act.

Section 6.18         Broker’s or Finder’s Commissions. Except as disclosed in the Company Disclosure Schedules, no finder, broker, agent, financial person or other intermediary has acted on behalf of the Company in connection with the sale of the Shares by the Company or the consummation of this Agreement or any of the transactions contemplated hereby. Except as disclosed in the Company Disclosure Schedules, the Company has not had any direct or indirect contact with any investment banking firm (or similar firm) with respect to the offer of the Shares by the Company to Purchaser or Purchaser’s subscription for the Shares to be issued to Purchaser hereunder.

Section 6.19         Investment Company; Shell Company. The Company, including its Subsidiary, does not conduct its business in a manner in which it would become an “investment company” as defined in Section 3(a) of the Investment Company Act of 1940, as amended. The Company has never been a “shell” company under applicable rules of the SEC.

Article 7
REGISTRATION OF COMMON STOCK; INDEMNIFICATION;
BOARD OF DIRECTORS; CERTAIN FEES

Section 7.1           Registrable Securities. For the purposes of this Agreement, “Registrable Securities” means the Shares of Common Stock of the Company to be issued to the Purchasers; provided that (i) any Shares of Common Stock will cease to be Registrable Securities, and (ii) the Company will not be obligated to maintain the effectiveness of the Shelf Registration Statement (as defined below), and the Company’s obligations under Section 7.2 will cease, with respect to the Registrable Securities of a holder thereof (a “Holder”) following the date on which the Company delivers an opinion of counsel to all Holders in form and substance reasonably satisfactory to each Holder and its counsel and to the Company’s transfer agent that (1) the Holder may sell in a single transaction all Registrable Securities then held or issuable to the Holder pursuant to Rule 144 promulgated under the Securities Act or otherwise and (2) all transfer restrictions and restrictive legends with respect to the Registrable Securities will be removed upon the consummation of the sale. The period of time during which the Company is required to keep the Shelf Registration Statement (as defined below) effective is referred to as the “Effectiveness Period.”

Section 7.2           Registration. The Company will file with the Commission as soon as practicable, but in any event, on or prior to the 90th day after the Closing Date a shelf registration statement on Form S-1 or successor form or another form selected by the Company that is available to it under the Securities Act (the “Shelf Registration Statement”) with respect to the Registrable Securities beneficially owned by the Holders following the Closing to permit the sale of such securities. The Company may supplement the Shelf Registration Statement from time to time to register securities other than Registrable Securities for sale for the account of any Person; provided, however, that such supplement will be permitted only so long as the Commission rules provide that such supplement does not give the Commission the right to review the Shelf Registration Statement; provided, further, that such supplement does not adversely affect the rights of any Holder. Notwithstanding the foregoing or anything to the contrary in this Article 7, (i) within thirty (30) days after the date on which the Company becomes eligible to use Form S-3 or other short-form registration statement form under the Securities Act, the Company shall, upon ten (10) business days prior notice to all Holders, register any Registrable Securities registered but not yet distributed under the effective Shelf Registration Statement on such short-form Shelf Registration Statement, and, once the short-form Shelf Registration Statement is declared effective, de-register such shares under the initial Shelf Registration Statement, unless one or more Holders notifies the Company within five (5) business days of receipt of the Company’s notice that such actions would interfere with a distribution of Registrable Securities already in progress, in which case the Company shall wait to commence such registration or de-registration, as applicable, until such time as doing so would no longer interfere with such distribution, provided, however, that, for the avoidance of doubt, the Company shall have no obligation to indemnify or otherwise compensate any Holder for the Company’s failure to file such short-form Shelf Registration Statement within such thirty (30)-day period unless such Holder has been materially and actually damaged by such failure; and (ii) if the Company grants registration rights to one or more other holders of its Common Stock that are more favorable to such holders than the registration rights granted hereunder, with respect to underwritten offerings or otherwise, the Company and holders of a majority of the Registrable Securities hereunder shall in good faith amend this Agreement to reflect such more favorable terms as reasonably as practicable.

Section 7.3           Registration Procedures. In connection with the registration of any Registrable Securities under the Securities Act as provided in this Article 7, the Company will use its best efforts to:

(a)          cause the Shelf Registration Statement (and any other related registrations, qualifications or compliances as may be reasonably requested and as would permit or facilitate the sale and distribution of all Registrable Securities until the distribution thereof is complete) to become effective as soon as practicable following the filing thereof but not later than 180 days after the Closing Date (the “Scheduled Effective Date”);

(b)          prepare and file with the Commission the amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith and take all other actions as may be necessary to keep the Shelf Registration Statement continuously effective until the disposition of all securities in accordance with the intended methods of disposition by the Holder or Holders thereof set forth in the Shelf Registration Statement will be completed, and to comply with the provisions of the Securities Act (to the extent applicable to the Company) with respect to the dispositions;

(c)          (i) at least five (5) business days before filing with the Commission, furnish to each Holder and its counsel (if any) copies of all documents proposed to be filed with the Commission in connection with such registration, which documents will be subject to the review and reasonable comment of such Holder and its counsel; (ii) furnish to each Holder of Registrable Securities a reasonable number of copies of the Shelf Registration Statement, of each amendment and supplement thereto, and of the prospectus included in the Shelf Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and the other documents (including exhibits to any of the foregoing), as the Holder may reasonably request, in order to facilitate the disposition of the Registrable Securities owned by such Holder; and (iii) respond as promptly as practicable to any comments received from the Commission with respect to each Shelf Registration Statement or any amendment thereto and, as promptly as reasonably possible, provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to the Holders as “Selling Stockholders” but not any comments that would result in the disclosure to the Holders of material and non-public information concerning the Company.

(d)          register or qualify the Registrable Securities covered by the Shelf Registration Statement under the securities or “blue sky” laws of the various states as any Holder reasonably requests and do any and all other acts and things that may be necessary or reasonably advisable to enable a Holder to consummate the disposition in such states of the Registrable Securities owned by such Holder, except that the Company will not be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this Section 7.3(d), be obligated to be qualified, or to subject itself to taxation in any jurisdiction;

(e)          provide a transfer agent and registrar for the Registrable Securities covered by the Shelf Registration Statement not later than the effective date of the Shelf Registration Statement;

(f)          notify the Holders promptly, and confirm such notice in writing, (i)(A) when a prospectus as contained in the Shelf Registration Statement (a “Prospectus”) or any Prospectus supplement or post-effective amendment has been filed, and (B) with respect to a Shelf Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) of the existence of any fact or the happening of any event that makes any statement made in such Shelf Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement, Prospectus or documents so that, in the case of the Shelf Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (v) of the Company’s reasonable determination that a post-effective amendment to a Shelf Registration Statement would be appropriate, or (vi) of any request by the Commission or other governmental authority for amendments or supplements to a Shelf Registration Statement or related Prospectus or for additional information that pertains to the Holders as “Selling Stockholders” or the “Plan of Distribution”;

(g)          enter into customary agreements (including, in the event the Holders elect to engage an underwriter in connection with the Shelf Registration Statement, an underwriting agreement containing customary terms and conditions) and take all other actions as may be reasonably required in order to expedite or facilitate the disposition of Registrable Securities; provided, however, that the Company will not be liable for any underwriter’s fees, commissions and discounts or similar expenses; and

(h)          make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement or any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible time.

Section 7.4           Rule 144. With a view to making available to the Holders the benefits of certain rules and regulations of the Commission that at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a)          make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act;

(b)          file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act;

(c)          so long as a Holder owns any unregistered Registrable Securities, furnish to the Holder upon any reasonable request a written statement by the Company as to its compliance with the public information requirements of Rule 144 promulgated under the Securities Act and/or the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and any other reports and documents of the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any Registrable Securities without registration (excluding any reports or documents of the Company that the Company, in its sole discretion, deems confidential); and

(d)          take such further action as any Holder may reasonably request to enable such Holder to sell such Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions relating to such sale pursuant to Rule 144.

Section 7.5           Registration and Selling Expenses. All expenses incurred by the Company in connection with the Company’s performance of or compliance with this Article 7, including, without limitation, (i) all Commission registration and filing fees, (ii) blue sky fees and expenses, (iii) all necessary printing and duplicating expenses and (iv) all fees and disbursements of counsel and accountants retained on behalf of the Company (all expenses being called “Registration Expenses”), will be paid by the Company. Each Holder may, at its election, retain its own counsel and other representatives and advisors as it chooses at its own expense; provided that the Company will pay the reasonable fees and expenses of one counsel to the Holders incurred as part of reviewing Shelf Registration Statements and any Prospectuses and amendments related thereto.

Section 7.6           Registration Statement Not Declared Effective. The Company and the Holders agree that the Holders will suffer damages if (i) the Shelf Registration Statement is not declared effective by the Commission on or prior to the Scheduled Effective Date, or (ii) the length or frequency of Black-Out Periods exceed the limits set forth in Section 7.7(a) hereof. The Company and the Holders further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, (x) if the Registration Statement is not declared effective by the Commission on or prior to the Scheduled Effective Date and on such date or at any time thereafter the Company is not diligently and in good faith making commercially reasonable efforts to have the Registration Statement declared effective, the Company shall pay an amount in cash as liquidated damages to each Holder equal to one percent (1%) of the Purchase Price of the Shares held by such Holder for each thirty (30) day period after the Scheduled Effective Date during which the Company is failing to make such efforts, up to a maximum of four percent (4%); and (y) during the continuance of a Black-Out Period beyond the limits set forth in Section 7.7(a) hereof, the Company shall pay an amount in cash as liquidated damages to each Holder equal to one percent (1%) of the Purchase Price of the Shares held by such Holder for each thirty (30) day period during the continuance of a Black-Out Period beyond such limits, pro-rated as applicable for any partial month, up to a maximum of four percent (4%).

Section 7.7           Certain Obligations of Holders.

(a)          Each Holder agrees that, upon receipt of any notice from the Company of (i) the happening of any event of the kind described in Sections 7.3(f)(i)(A), 7.3(f)(ii), 7.3(f)(iii), 7.3(f)(iv), 7.3(f)(v) or 7.3(f)(vi) hereof, or (ii) a determination by the Company’s Board of Directors that it is advisable to suspend use of the Prospectus for a discrete period of time due to pending corporate developments such as negotiation of a material transaction which the Company in its sole discretion after consultation with legal counsel, determines it would be obligated to disclose in the Shelf Registration Statement, which disclosure the Company believes would be premature or otherwise inadvisable at such time or would have a material adverse effect on the Company and its stockholders, such Holder will forthwith discontinue disposition of such Registrable Securities covered by the Shelf Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7.3(b) hereof, or until such Holder is advised in writing by the Company that the use of the applicable Prospectus may be resumed and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. The period of time in which the use of a Prospectus or Shelf Registration Statement is so suspended shall be referred to as a “Black-Out Period.” The Company agrees to so advise such Holder promptly of the commencement and termination of any such Black-Out Period, and the Purchasers agree to keep the fact of such Black-Out Period confidential. The Company shall not impose a Black-Out Period under this Section 7.7 for more than ninety (90) consecutive days and not more than twice in any given twelve (12) month period; provided, that at least sixty (60) days must pass between Black-Out Periods and the total aggregate length of all Black-Out periods within any twelve (12) month period shall not exceed one hundred and twenty (120) days. Notwithstanding the foregoing, the Company may suspend use of any Shelf Registration Statement if the Commission’s rules and regulations prohibit the Company from maintaining the effectiveness of a Shelf Registration Statement because its financial statements are stale at a time when its fiscal year has ended or it has made an acquisition reportable under Item 2.01 of Form 8-K or any other similar situation until the Company’s Form 10-K or 10-KSB has been filed or a Form 8-K, including any required pro forma or historical financial statements, has been filed, respectively (provided that the Company shall use its reasonable best efforts to cure any such situation as soon as possible so that the Shelf Registration Statement can be used at the earliest possible time).

(b)          As a condition to the closing and to the inclusion of its Registrable Securities, each Holder will furnish to the Company the information regarding the Holder as is legally required in connection with any registration, qualification or compliance referred to in this Article 7.

(c)          Each Holder hereby covenants with the Company not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied.

(d)          Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Shelf Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing the Registrable Securities, if applicable, is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been sold in accordance with this Agreement and the Shelf Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

(e)          Each Holder is hereby advised that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to sales of the Registrable Securities offered pursuant to the Shelf Registration Statement and agrees not to take any action with respect to any distribution deemed to be made pursuant to the Shelf Registration Statement that constitutes a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

(f)          At the end of the Effectiveness Period, the Holders of Registrable Securities included in the Shelf Registration Statement shall discontinue sales of shares pursuant thereto upon receipt of notice from the Company of its intention to remove from registration the shares covered thereby which remain unsold.

(g)          The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 7.2 may be assigned in whole or in part by a Holder in connection with the transfer of such Registrable Securities, provided, that: (i) the transfer of the Registrable Securities and the rights to register such Registrable Securities are effected in accordance with applicable securities laws, (ii) the transfer involves not less than fifty percent (50%) of the Shares sold pursuant to this Agreement, (iii) the Holder gives prior written notice to the Company, and (iv) the transferee agrees to comply with the terms and provisions of this Agreement in a written instrument reasonably satisfactory in form and substance to the Company and its counsel. Except as specifically permitted by this Section 7.7, the rights of a Holder with respect to Registrable Securities will not be transferable to any other Person, and any attempted transfer will cause all rights of the Holder to registration of Registrable Securities under this Article 7 to be forfeited, void ab initio and of no further force and effect.

(h)          With the written consent of the Company and each Holder affected or potentially affected by such proposed waiver, any provision of Sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8 or 7.9 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Upon the effectuation of each waiver, the Company will promptly give written notice thereof to such Holders.

Section 7.8           Indemnification.

(a)          Subject to Section 7.8(c), the Company agrees to indemnify and hold harmless each Purchaser, and each Person, if any, who controls such Purchaser within the meaning of the Securities Act and the Exchange Act and each of its and their respective directors, officers, employees, partners, stockholders, members, principals, managers, trustees, agents, attorneys, successors and assigns (individually, an “Indemnified Party” and collectively, the “Indemnified Parties”) from and against any and all losses, claims, damages, liabilities, deficiencies, fines, judgments, amounts paid in self-defense, expenses of investigation, interest, penalties, taxes, assessments, costs (including cost of investigation and defense and reasonable attorneys’ fees and expenses) and expenses (collectively, “Losses”) to which any Indemnified Party may become subject whether or not involving a third-party claim, insofar as such Losses arise out of, in any way relate to, or result from (i) any breach of any representation or warranty made by the Company contained in or made pursuant to this Agreement, or (ii) the failure of the Company to fulfill any agreement or covenant contained in or made pursuant to this Agreement. Subject to Section 7.8(c), the Company agrees to reimburse any Indemnified Party for all such Losses, other than third-party claims, the procedure for which is described in Section 7.8(f), as they are incurred or suffered by such Indemnified Party. The representations and warranties of the Company set forth in this Agreement shall survive Closing until the twelve (12) month anniversary of the date hereof, and thereafter shall be of no further force or effect, provided that the representations and warranties made by the Company contained in Section 6.1 shall survive Closing until the expiration of the applicable statute of limitations, and the representations and warranties made by the Company in Sections 6.2, 6.3, 6.17 and 6.18 shall survive Closing indefinitely (the representations and warranties described in Sections 6.1, 6.2, 6.3, 6.17 and 6.18, the “Company Fundamental Representations”). Following the expiration of the periods set forth above with respect to any particular representation or warranty, the Company shall not have any further liability with respect to such representation or warranty; provided, however, that the good faith written assertion of any claim by any Indemnified Party against the Company with respect to the breach or alleged breach of any representation or warranty (or of a series of facts which would support such claim) shall extend the survival period with respect to such claim through the date such claim is conclusively resolved.

(b)          [Intentionally Omitted]

(c)          The Company shall not be required to indemnify any Indemnified Party with respect to the matters described in Section 7.8(a) unless and until the aggregate amount of Losses described in Section 7.8(a) exceeds $150,000, in which case the Indemnified Parties will be entitled to recover Losses only to the extent in excess thereof; provided that the foregoing limitations shall not apply with respect to any Losses arising from a breach of the Company Fundamental Representations.

(d)          The Company will indemnify and hold harmless each Holder of Registrable Securities, each Person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, and their respective officers, directors, employees, principals, partners, members, managers, stockholders, trustees, agents, attorneys, successors and assigns against any Losses to which they may become subject under the Securities Act, the Exchange Act of other federal or state law, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (any of the following, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement covering the Registrable Securities, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with a registration statement covering the Registrable Securities, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto. The Company, however, shall not be liable in any such case for any such Losses (or action in respect thereof) to the extent that they arise out of or are based upon a Violation which arises out of or is based upon information furnished in writing expressly for use in connection with such registration by any such Holder or controlling person, as the case may be; provided, further, that the Company will not be liable to any Holder or its officers, directors, employees, partners, members, stockholders and trustees, with respect to any Losses arising out of or based upon any untrue statement or alleged untrue statement of or omission or alleged omission to state a material fact in any preliminary prospectus which is corrected in an amended, supplemented or final prospectus if the purchaser of Registrable Securities pursuant thereto asserting such Losses purchased from such Holder, and was not, due to the fault of such Holder, sent or given a copy of such amended, supplemented or final prospectus at or prior to the sale of Registrable Securities to such purchaser after such Holder was notified of such correction in writing.

(e)          In connection with any registration pursuant to this Agreement in which a Holder of Registrable Securities is participating, such Holder will furnish to the Company in writing the information that is reasonably requested by the Company for use in any registration statement or prospectus prepared in connection with such registration and will severally, but not jointly, indemnify the Company Indemnified Parties against any Losses resulting from any untrue statement or omission or alleged untrue statement or omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent the Losses are caused by an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the written information so furnished by such Holder and stated specifically for use in connection with the preparation of the registration statement or prospectus; provided, however, that such Holder shall not be liable in any such case to the extent that prior to the effective date of any such registration statement or the filing of a final prospectus or amendment or supplement thereto, such Holder has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment or supplement thereto which corrected or made not misleading information previously furnished to the Company. Notwithstanding the foregoing or any other provision of this Agreement, in no event will a Holder of Registrable Securities be liable for any Losses in excess of the net proceeds received by the Holder in connection with its disposition of Registrable Securities.

(f)          Promptly after receipt by an indemnified party under this Section 7.8 of notice of any claim as to which indemnity may be sought, including, without limitation, the commencement of any action or proceeding, the indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7.8, promptly notify the indemnifying party in writing of such claim and the commencement of any action or proceeding, as applicable; provided that the failure of the indemnified party to so notify the indemnifying party will not relieve the indemnifying party from its obligations under this Section 7.8 except to the extent that the indemnifying party is actually and materially prejudiced by the failure. In case any action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to conduct the defense of any action with counsel approved by the indemnified party (which approval will not be withheld or delayed unreasonably) although the indemnified party will be entitled to participate therein at its own expense, and after notice from the indemnified party to the indemnifying party, may elect to assume the defense thereof provided that following such notice the indemnifying party will not be liable to the indemnified party under this Section 7.8 for any legal or any other expenses subsequently incurred by the indemnified party in connection with the defense thereof unless incurred at the written request of the indemnifying party. Notwithstanding the above, the indemnified party will have the right to employ counsel of its own choice in any action or proceeding (and be reimbursed by the indemnifying party for the reasonable fees and expenses of the counsel and other reasonable costs of the defense) if representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests or conflicts between the indemnified party and the indemnifying party, or between the indemnified party and any other party represented by the counsel in the action or proceeding or the indemnifying party shall have failed to promptly assume the defense of such proceeding. An indemnifying party will not be liable to any indemnified party for any settlement or entry of judgment concerning any action or proceeding effected without the consent of the indemnifying party, which consent shall not be unreasonably withheld, and no indemnifying party will consent to the entry of any judgment or enter into any settlement which imposes any future obligations on the indemnified party or which does not include as an unconditional term thereof the giving by the claimant to such indemnified party of a release from all liability in respect of all claims that are the subject of such action or proceeding.

(g)          If the indemnification provided for in this Section 7.8 is held by a court of competent jurisdiction to be unavailable under applicable law to an indemnified party in respect of any Losses, then each applicable indemnifying party, in lieu of indemnifying the indemnified party, will contribute to the amount paid or payable by the indemnified party as a result of the Losses in the proportion as is appropriate to reflect the relative fault of the indemnified party, on the one hand, and of the indemnifying party, on the other, in connection with the Losses, as well as any other relevant equitable considerations including the relative benefits to the parties. The relative fault of the indemnified party, on the one hand, and of the indemnifying party, on the other, will be determined by reference to, among other things, whether an untrue or alleged untrue statement of a material fact or an omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the statement or omission. The amount paid or payable by a party as a result of the Losses referred to above will be deemed to include, subject to the limitations set forth in Section 7.8(f), any legal or other fees or expenses reasonably incurred by the party in connection with investigating or defending any action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person that is not guilty of fraudulent misrepresentation. In no event will a Holder be liable under this Section 7.8 for any amount in excess of the net proceeds received by the Holder in connection with its sale of Registrable Securities.

(h)          Subject to the terms of this Agreement, all fees and expenses of the indemnified Party required to be reimbursed hereunder shall be paid to the indemnified Party, as incurred, within twenty (20) days of written notice thereof to the indemnifying Party, provided, that the indemnified Party shall promptly reimburse the indemnifying Party for that portion of such fees and expenses applicable to such actions for which such indemnified Party is finally judicially determined to not be entitled to indemnification hereunder.

(i)          For the avoidance of doubt, any right of a Purchaser or Holder to indemnification pursuant to this Section 7.8 shall survive the transfer of Shares or Registrable Securities by such Purchaser or Holder.

Section 7.9           Amended and Restated Charter. The Company shall prepare an information statement on Schedule 14C to notify the holders of the Company’s Common Stock of the action taken by written consent of the holders of a majority of such shares of Common Stock to approve the Restated Charter. The Company shall cause a preliminary Schedule 14C to be filed with the Commission no later than three (3) business days following the Closing Date, and the Company shall use its best efforts to cause the final Schedule 14C to be sent to the holders of the Company’s Common Stock by no later than one (1) business day following (i) the expiration of the ten (10) day comment period for the Commission, if there are no comments from the staff of the Commission, or (ii) the day on which the staff of the Commission clears any comments. The Company shall also take such other actions as may be reasonably necessary to cause the Restated Charter to be filed with the Delaware Secretary of State and to become effective as soon as possible following the expiration of the 20 day period in Rule 14c-2(b) promulgated under the Exchange Act, and in any event within one (1) business day thereafter. Promptly following the effectiveness of the Restated Charter, and in any event within one (1) business day thereafter, the Company shall sell to any Purchaser (or any Affiliate of a Purchaser) designated in writing by all Purchasers one share of Special Stock authorized under the Charter Amendment for the par value of such share ($.01), payable in cash (it being acknowledged and agreed that such consideration has been received by the Company and no actions or events other than the filing of the Restated Charter need to be taken or to occur in order for the Special Stock to be issued to the Purchaser designee). Purchasers, on behalf of themselves and any Affiliate of a Purchaser designated to acquire the Special Stock, hereby acknowledge and agree that (and any such Affiliate so designated shall sign a joinder (a “Joinder”) acknowledging and agreeing that) the Special Stock shall not be transferable (including by sale, pledge or other disposition), the Company and its transfer agent shall not register any transfer of the Special Stock, and any attempted transfer shall be null and void ab initio, in each case other than any such transfer among Purchaser or its Affiliates (provided, that as a condition of any such transfer among Purchaser or its Affiliates, the transferee shall sign a Joinder). The Company shall take such other actions as may be reasonably necessary to seat the director designated by the holder of the Special Stock as soon thereafter as possible, and in any event within three (3) business days of the date on which such director was designated. Until such director has been seated, the Purchasers shall be entitled to designate a representative who shall have the right to participate as a non-voting observer in all meetings of the Board of Directors and committees thereof and receive all information and communications received by members of the Board of Directors and committees thereof.

Section 7.10         Certain Fees. Each party shall be responsible for any fees and expenses incurred by it in connection with the negotiation and delivery of this Agreement; provided, however, that, subject to the occurrence of the Closing, the Company will pay the reasonable fees and expenses of Kramer, Levin, Naftalis & Frankel LLP, special counsel for the Purchasers, associated with the negotiation and delivery of this Agreement, not to exceed $20,000.

Article 8
[Intentionally Omitted]

Article 9
LEGENDS

Section 9.1           Legends. Each Purchaser acknowledges that the certificates evidencing the Shares shall bear the following, or substantially similar, legends and such other legends as may be required by state securities or “blue sky” laws:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR “BLUE SKY” LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A STOCK PURCHASE AGREEMENT, DATED AS OF OCTOBER 1, 2013, BY AND AMONG THE COMPANY AND THE OTHER PARTIES THERETO. A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICES OF THE COMPANY AND MAY BE OBTAINED BY THE HOLDER UPON WRITTEN REQUEST TO THE COMPANY.”

A copy of this Agreement shall be filed with the Secretary of the Company and shall be kept at its principal executive office. If requested by a Holder, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing all or a portion of the Registrable Securities to be delivered to a transferee pursuant to the Registration Statement or pursuant to an exemption under the applicable securities laws, which certificates, shall be free, to the extent permitted under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names any such Holders may reasonably request.

Article 10
TERMINATION

Section 10.1         Termination. This Agreement may be terminated at any time prior to the Closing:

(a)          by mutual written agreement of the Company and Purchasers;

(b)          by Purchasers, on the one hand, or the Company, on the other hand, if a court of competent jurisdiction or a governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

(c)          by Purchasers (provided that no Purchaser is then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement), in the event of a material breach by the Company of any representation, warranty, covenant or other agreement contained in this Agreement that cannot be or has not been cured within ten (10) days after the giving of written notice to the Company of such breach;

(d)          by the Company (provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement), in the event of a material breach by any Purchaser of any representation, warranty, covenant or other agreement contained in this Agreement that cannot be or has not been cured within ten (10) days after the giving of written notice to such Purchaser of such breach;

(e)          by Purchasers, provided that no Purchaser is then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement, if all the conditions in Article 3 have not been satisfied or waived by October 8, 2013; or

(f)          by the Company, provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement, if all the conditions in Article 4 have not been satisfied or waived by October 8, 2013.

Section 10.2         Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto (or any stockholder, director, officer, partner, employee, agent, consultant or representative of such party); provided, however, that nothing contained in this Agreement shall relieve any party from liability for any breach of this Agreement.

Article 11
MISCELLANEOUS

Section 11.1         Notices. Any notice or other communication given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or by facsimile transmission or sent by registered or certified mail or by any express mail or overnight courier service, postage or fees prepaid at the address below or such other address as such party may designate in accordance with the procedures of this Section 11.1:

If to the Company:

Trinity Place Holdings Inc.

One Syms Way

Secaucus, New Jersey 07094

Attention:	Richard G. Pyontek
Chief Financial Officer, Treasurer and Secretary
Facsimile:	(201) 902-9270

With a copy to:

Munger, Tolles & Olson LLP

355 South Grand Avenue, 35th Floor

Los Angeles, California 90071-1560

Attention:	Brett J. Rodda
Facsimile:	(213) 683-4061

If to Purchasers:

To the names and addresses on Exhibit A.

With a copy to:

Kramer, Levin, Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attention:	John Bessonette
Facsimile:	(212) 715-9352

Any notice that is delivered personally or by facsimile transmission in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party. Any notice that is addressed and mailed or sent by courier in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail or, if earlier, the time of actual receipt.

Section 11.2         Successors and Assigns. Subject to Section 7.7(g), this Agreement will be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

Section 11.3         Assignment. Subject to Section 7.7(g), no party hereto may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other parties; provided, however, that a Purchaser may assign its rights and delegate its obligations hereunder to an Affiliate of such Purchaser without such consent in connection with a transfer of Shares to such Affiliate.

Section 11.4         Entire Agreement. This Agreement, the Company Disclosure Schedules and the Exhibits hereto (when executed, as applicable) set forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them; provided that any confidentiality agreement between the Company and any of the Purchasers shall remain in effect. This Agreement may be amended only by mutual written agreement of the Company and the Purchasers, and the Company may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the Purchasers affected or potentially affected by such waiver.

Section 11.5         Governing Law; Consent to Jurisdiction; etc.

(a)          Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York without regard to that State’s conflict of laws principles. In the event that a judicial proceeding is necessary, the parties agree that the sole forum for resolving disputes arising out of or relating to this Agreement are the federal or state courts sitting in New York, New York and applying New York law, and all related appellate courts (collectively, the “Courts”), and each Purchaser irrevocably and unconditionally consents to the jurisdiction of the Courts.

(b)          Each of the parties irrevocably and unconditionally consents to venue in the Courts, and irrevocably and unconditionally waives any objection to the laying of venue of any judicial proceeding in the Courts, and agrees not to plead or claim in any Court that any judicial proceeding brought in any Court has been brought in an inconvenient forum.

Section 11.6         Severability. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction will not affect any other provision of this Agreement, which will remain in full force and effect. If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the provision will be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof will nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions will be deemed dependent upon any other covenant or provision unless so expressed herein.

Section 11.7         No Waiver. A waiver by any party of a breach of any provision of this Agreement will not operate, or be construed, as a waiver of any subsequent breach of such provision.

Section 11.8         Further Assurances. The parties agree to execute and deliver all further documents, agreements and instruments and take further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement. Any documentary, stamp tax or similar issuance or transfer taxes due as a result of the conveyance, transfer or sale of the Shares between Purchasers (or any of their permitted transferees), on the one hand, and the Company, on the other hand, pursuant to this Agreement shall be borne by the Company.

Section 11.9         Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which will together constitute the same instrument.

Section 11.10         No Third-Party Beneficiaries. Nothing in this Agreement creates in any Person not a party to this Agreement (other than permitted assignees and a Person indemnified pursuant to Section 7.8 hereof with respect to such indemnification rights and any Holders of the Registrable Securities with respect to the rights to which they are entitled hereunder ) any legal or equitable right, remedy or claim under this Agreement, and this Agreement is for the exclusive benefit of the parties hereto. The parties expressly recognize that this Agreement is not intended to create a partnership, joint venture or other similar arrangement between any of the parties or their respective Affiliates.

Section 11.11         Remedies. Unless explicitly stated otherwise, the remedies provided herein are cumulative and not exclusive of any other remedies provided by law. In the event of a breach by the Company or by a Purchaser of any of their obligations under this Agreement, each Purchaser or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Purchaser agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

Section 11.12         Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date and year first set forth above.

Trinity Place Holdings Inc.

By:	/s/ Richard G. Pyontek
	Name:	Richard G. Pyontek
	Title:	Chief Financial Officer, Treasurer and
Secretary

Third Avenue Trust, on behalf of Third Avenue Real Estate Value Fund

By: Third Avenue Management LLC, its investment advisor

By:	/s/ David M. Barse
	Name:	David M. Barse
	Title:	Chief Executive Officer

STOCK PURCHASE AGREEMENT

SIGNATURE PAGE

LIST OF EXHIBITS

EXHIBIT A	Purchasers
EXHIBIT B	Form of Restated Charter

Exhibit A

Name of Purchaser	Number of Shares	Address
Third Avenue Trust, on behalf of Third Avenue Real Estate Value Fund	3,369,444	622 Third Avenue New York, NY 10017 Attn: General Counsel